As filed with the Securities and Exchange Commission on May 10, 2005
                                     Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0565309
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of Principal Executive Offices and Zip Code)

Second Amended and Restated Nu Skin Enterprises, Inc.
1996 Stock Incentive Plan
(Full title of the plan)

Mr. Truman Hunt
President and Chief Executive Officer
NU SKIN ENTERPRISES, INC.
75 West Center Street
Provo, Utah 84601
(801) 345-6000
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nolan S. Taylor Dorsey & Whitney LLP 170 South Main Street, Suite 900 Salt Lake City, Utah 84101 (801) 933-7360	D. Matthew Dorney Vice President, Secretary and General Counsel Nu Skin Enterprises, Inc. 75 West Center Street Provo, UT 84601 (801) 345-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee

Class A Common
Stock, par value
$.001 per share	5,000,000 shares	$21.84	$109,200,000	$12,852.84

(1)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of the registrant’s Class A common stock which may become issuable under the antidilution provisions of the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Class A common stock as reported on the New York Stock Exchange on May 9, 2005.

REGISTRATION OF ADDITIONAL SECURITIES

        This registration statement registers 5,000,000 additional shares of the Class A common stock, par value $.001 per share (the “Common Shares”), of Nu Skin Enterprises, Inc. (the “Company”) to be issued pursuant to the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan (the “Incentive Plan”). A total of 7,825,000 Common Shares under the Incentive Plan have been previously registered pursuant to the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-48611 filed on March 25, 1998 by the Company with the Commission (as amended pursuant to the Post-Effective Amendment No. 1 filed on January 2, 2003) to register 3,825,000 shares of the Common Shares, and File No. 333-102327 filed on January 2, 2003 by the Company with the Commission to register 4,000,000 Common Shares). The contents of such earlier Registration Statements, taken together, are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits.

Exhibit No.	Description of Exhibit

4.1	Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-90716))

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-12073))

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)

4.4	Certificate of Designation, Preferences and Relative Participating, Optional, and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004)

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-12073))

5.1	Opinion of Dorsey & Whitney LLP regarding the legality of the securities covered by this Registration Statement

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included with the signatures in Part II of this registration statement

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on May 10, 2005.

NU SKIN ENTERPRISES, INC.
By: /s/ M. Truman Hunt
Name: M. Truman Hunt Title: Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints M. Truman Hunt, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Blake M. Roney	Chairman of the Board of Directors	May 10, 2005
Blake M. Roney

/s/ M. Truman Hunt	President and Chief Executive	May 10, 2005
M. Truman Hunt	Officer and Director
(Principal Executive Officer)

/s/ Ritch N. Wood	Chief Financial Officer	May 10, 2005
Ritch N. Wood	(Principal Financial and Accounting Officer)

/s/ Sandra N. Tillotson	Director	May 10, 2005
Sandra N. Tillotson

Signature	Title	Date

/s/ Daniel W. Campbell	Director	May 10, 2005
Daniel W. Campbell

/s/ E.J. "Jake" Garn	Director	May 10, 2005
E.J. "Jake" Garn

/s/ Paula F. Hawkins	Director	May 10, 2005
Paula F. Hawkins

/s/ Andrew D. Lipman	Director	May 10, 2005
Andrew D. Lipman

/s/ Jose Ferreira, Jr.	Director	May 10, 2005
Jose Ferreira, Jr

/s/ D. Allen Anderson	Director	May 10, 2005
D. Allen Andersen

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-90716))

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-12073))

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)

4.4	Certificate of Designation, Preferences and Relative Participating, Optional, and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004)

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-12073))

5.1	Opinion of Dorsey & Whitney LLP regarding the legality of the securities covered by this Registration Statement

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included with the signatures in Part II of this registration statement